Exhibit 10.4

[Date of Grant]

[Insert Optionee]

[Insert Address]

Re:	Letter Agreement (the “Agreement”) for Stock Option Grant and

Acceptance Between Biota Pharmaceuticals, Inc. and [Optionee]

Dear [Optionee]:

I am pleased to report that for good and valuable consideration, receipt of which is hereby acknowledged, Biota Pharmaceuticals, Inc., a Delaware corporation (the “Company”), does hereby grant to you (the “Optionee”) an option to purchase XXXXXXXX (XXXXX) shares of Common Stock of the Company (the “Option”). This Option is being granted as an inducement to the hiring of the Optionee and has not been granted pursuant to the Nabi Biopharmaceuticals 2007 Omnibus Equity and Incentive Plan (the “Plan”). However, as set forth below, unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Plan. In addition, certain provisions set forth in the Plan shall govern the terms, administration, and interpretation of this Award (collectively, the defined terms and provisions are referred to as the “Applicable Plan Provisions”). By signing this Agreement, the Optionee: (a) acknowledges receipt of and represents that the Optionee has read and is familiar with this Agreement, the Applicable Plan Provisions and a prospectus for this Agreement prepared in connection with the registration with the Securities and Exchange Commission of the Stock issuable pursuant to the award (the “Prospectus”), and (b) accepts the Award subject to all of the terms and conditions of this Agreement. For purposes of the foregoing, your “Vesting Commencement Date” shall mean November 12, 2012.

The Optionee hereby accepts the Option subject to all of the provisions of the Applicable Plan Provisions, and upon the following additional terms and conditions:

1.	Unless otherwise defined herein, capitalized terms shall have the meanings assigned in this Agreement or the Plan. In addition, the following terms shall have the meanings described below:

(a)	“Service” means service in the capacity of an employee or consultant for the Company or any Subsidiary, or as a member of the Board.

(b)	“Subsidiary” has the meaning set forth in Section 424 of the Code.

Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

[Insert Optionee]

Date of Grant

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For purposes of this Option, the following Sections of the Plan, as in effect on the Date of Grant, are hereby incorporated by reference: Sections 2, 3, 7, 16, 17 and 18 (other than Sections 18(c) and 18(d)) (the “Applicable Plan Provisions”).

2.	The price at which the shares of Common Stock may be purchased pursuant to the Option is $XXXXX per share, subject to adjustment as provided in the Plan.

3. (a)

The Option shall expire at the close of business on the tenth anniversary of the date hereof (the “Expiration Date”). Subject to the following provisions of this Section 2 and to the Applicable Plan Provisions, the Option shall be exercisable before said Expiration Date as follows: (i) if the Optionee is providing Services on the first year anniversary of the Vesting Commencement Date, to the extent of one-third ( 1/3) of the number of shares covered hereby; (ii) if the Optionee is providing Services on the second year anniversary of the Vesting Commencement Date, to the extent of two-thirds ( 2/3) of the number of shares covered hereby, less the number of shares as to which the Option has been exercised previously; and (iii) if the Optionee is providing Services on the third year anniversary of the Vesting Commencement Date, to the extent of the full number of shares covered hereby, less the number of shares as to which the Option has been exercised previously. Notwithstanding the foregoing, to the extent that the Optionee’s Service is terminated by the Company without Cause (as defined below), or by the Optionee with “Good Reason” (as defined in the employment agreement between the Company and the Optionee, dated November 12, 2012), then, for purposes of computing the Optionee’s vesting, the Optionee shall be treated as if he has an additional XXXXX (XX) months of Service. In addition, upon a Change in Control, as defined in the employment agreement between the Company and the Optionee, dated November 12, 2012, or the termination of the Optionee by the Company within three (3) months prior to such a Change in Control without Cause, the Option shall become fully vested and exercisable immediately prior to, but conditioned upon, the consummation of the Change in Control. The Option may not be exercisable at all after the Expiration Date.

(b)	If the Optionee’s Service is terminated by the Company for “Cause”, the Option shall terminate automatically and without notice to the Optionee on the date the Optionee’s Service is terminated. For purposes hereof, “Cause” shall have the meaning set forth in the employment agreement between the Company and the Optionee, dated November 12, 2012.

(c)

If the Optionee dies while providing Services or within ninety (90) days after the Optionee ceases Service due to disability, each option held by the Optionee immediately prior to death may be exercised, to the extent it was

[Insert Optionee]

Date of Grant

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exercisable immediately prior to death, by the Optionee’s executor or administrator or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within a one (1)-year period beginning with the date of the Optionee’s death, but in no event beyond the Expiration Date.

(d)	If the Optionee’s Service terminates for any reason other than Cause or death, all Options held by the Optionee that are not then exercisable or that do not become exercisable upon a Change in Control, termination without Cause or termination for Good Reason, shall terminate. Such Options that are exercisable as of the date Service terminates shall be exercisable by the Optionee during the ninety (90) days following such termination, but only as to the number of shares, if any, as to which the Option was exercisable immediately prior to such termination and in no event after the Expiration Date. Notwithstanding the foregoing, to the extent that the Optionee’s Service is terminated by the Company without Cause, or by the Optionee with Good Reason, the ninety (90) day period described in the preceding sentence shall be extended to one (1) year from the date of such termination, but in no event after the Expiration Date.

(e)	In the event exercise of the Option shall require the Company to issue a fractional share of Common Stock of the Company, such fraction shall be disregarded and the purchase price payable in connection with such exercise shall be appropriately reduced. Any such fractional share shall be carried forward and added to any shares covered by future exercise (s) of the Option.

4.	The Option shall not be transferable other than by will or by the laws of descent and distribution, and shall be exercisable during the Optionee’s lifetime only by the Optionee.

5.	Options may be exercised only in writing and in the manner set forth in Section 7(g) of the Plan; provided, however, that Section 7(g)(i) and 7(g)(iv) shall not apply to this Option.

6.

At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company or any subsidiary, the Optionee hereby authorizes withholding from payroll payable to the Optionee, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Company and its Subsidiaries, if any, which arise in connection with the exercise of the Option. The Company shall have no obligation to deliver Stock until the appropriate tax withholding obligations have been satisfied by the Optionee. To the extent permitted by the Company and applicable law, the Optionee may elect to satisfy all or any portion of the tax withholding obligations upon exercise of the Option by deducting from the Stock otherwise issuable to the Optionee upon such

[Insert Optionee]

Date of Grant

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exercise a number of whole shares having a Fair Market Value, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates. For this purpose, “Fair Market Value” shall have the meaning set forth in the Plan, which, provided the Stock is traded on NASDAQ or another national stock exchange, will be the per share closing price of the stock on the exercise date (or if there was no reported closing price on such date, on the last preceding date on which the closing price on such exchange was quoted).

7.	This Option shall be treated as a Non-qualified Stock Option and not an Incentive Stock Option within the meaning of Section 422 of the Code.

8.	The Committee may amend or terminate the Option at any time. No amendment to, or termination of, the Option shall be effective unless in writing. Any amendment or termination which negatively affects the Optionee’s rights or value under this Option will not be effective unless consented to in writing by the Optionee.

9.	The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Option Agreement.

10.	This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Optionee and the Optionee’s heirs, executors, administrators, successors and assigns.

11.	This Agreement and the Applicable Plan Provisions, together with any employment, service or other agreement between the Optionee and the Company or any Subsidiary referring to the Option, shall constitute the entire understanding and agreement of the Optionee and the Company and its Subsidiaries with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company and its Subsidiaries with respect to such subject matter. To the extent contemplated herein or therein, the provisions of this Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

12.	Any document relating to this Agreement or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Optionee by the Company or any subsidiary, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid.

[Insert Optionee]

Date of Grant

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The governing Option documents, including but not limited to: the Applicable Plan Provisions, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Optionee electronically. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

The Optionee acknowledges that the Optionee has read this Section 12 and consents to the electronic delivery of the Plan documents. The Optionee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Optionee by contacting the Company by telephone or in writing. The Optionee further acknowledges that the Optionee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Optionee understands that the Optionee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Optionee may revoke his or her consent to the electronic delivery of documents described in this Section 12 or may change the electronic mail address to which such documents are to be delivered (if Optionee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Optionee understands that he or she is not required to consent to electronic delivery of documents described in Section 12.

13.	Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

[Insert Optionee]

Date of Grant

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WITNESS the execution hereof as of this XXX day of XXXXX, 2012.

BIOTA PHARMACEUTICALS, Inc.

By

By signing this Agreement below, the Optionee hereby acknowledges and agrees that he/she has read, understands and accepts all of the terms and conditions set forth herein and set forth in the Applicable Plan Provisions to the extent incorporated herein. By signing below, the Optionee: (a) acknowledges receipt of, and represents that the Optionee has read and is familiar with, this Agreement, the Applicable Plan Provisions and a prospectus for this Agreement prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Option (the “Plan Prospectus”), and (b) accepts the Option subject to all of the terms and conditions of this Agreement and the Plan.

Optionee Signature

[Insert Optionee]